Exhibit 99.2

Members of Group

ROSEWOOD CAPITAL III, L.P.
ROSEWOOD CAPITAL ASSOCIATES, L.L.C.
ROSEWOOD CAPITAL IV, L.P.
ROSEWOOD CAPITAL ASSOCIATES IV, L.L.C.
KYLE A. ANDERSON
BYRON K. ADAMS JR.